Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 18, 2022, with respect to the consolidated financial statements of Diffusion Pharmaceuticals Inc. incorporated herein by reference.

/s/ KPMG LLP

McLean, VA

August 12, 2022